Exhibit 99.1

Dayforce Reports First Quarter 2024 Results1

Dayforce® recurring revenue of $337.2 million, up 24.3%, and excluding float revenue, up 23.0%

Total revenue of $431.5 million, up 16.4%

Operating profit of $40.7 million and adjusted operating profit of $109.1 million

Minneapolis, MN and Toronto, ON, May 1, 2024 - Dayforce, Inc. ("Dayforce" or the "Company") (NYSE:DAY) (TSX:DAY), a global leader in human capital management ("HCM") technology, today announced its financial results for the first quarter ended March 31, 2024.

“I am pleased to report another strong quarter for Dayforce. We grew both revenue and operating profit, and we exceeded guidance across all key revenue and profitability metrics,” said David Ossip, Chair and CEO of Dayforce. “We remain confident in the business with momentum across sales, product, and operations, and we have raised our guidance across all key metrics."

Financial Highlights for the First Quarter 20241

•
Total revenue was $431.5 million, an increase of 16.4%, or 16.5% on a constant currency basis.
•
Dayforce recurring revenue was $337.2 million, an increase of 24.3% on a GAAP and on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $282.4 million, an increase of 23.0% on a GAAP and on a constant currency basis.
•
Cloud recurring gross margin was 79.0%, compared to 77.3%. Adjusted cloud recurring gross margin was 80.0%, compared to 78.7%.
•
Operating profit was $40.7 million, or 9.4% of total revenue, compared to $38.4 million, or 10.4% of total revenue. Adjusted operating profit was $109.1 million, or 25.3% of total revenue, compared to $88.5 million, or 23.9% of total revenue.
•
Net income was $7.1 million, compared to $9.9 million. Adjusted net income was $68.0 million, compared to $49.3 million.
•
Adjusted EBITDA was $129.9 million, compared to $105.4 million.
•
Diluted net income per share was $0.04, compared to $0.06. Adjusted diluted net income per share was $0.43, compared to $0.31.
•
Net cash provided by operating activities was $9.1 million, compared to $11.3 million.

Supplemental Detail

•
6,575 customers were live on the Dayforce platform as of March 31, 2024, an increase of 182 customers since December 31, 2023 and an increase of 396 customers since March 31, 2023, or 6.4% year-over-year.2
•
Dayforce recurring revenue per customer was $150,362 for the trailing twelve months ended March 31, 2024, an increase of 19.2%.3
•
The average float balance for Dayforce's customer funds during the quarter was $5.56 billion and the average yield on Dayforce's float balance was 4.4%, an increase of 80 basis points year-over-year. Float revenue from invested customer funds was $60.7 million for the three months ended March 31, 2024.
•
The average U.S. dollar to Canadian dollar foreign exchange rate was $1.35 for the three months ended March 31, 2024 and 2023. Dayforce presents percentage change in revenue on a constant currency basis in order to exclude the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Percentage change in revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

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1 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars and in accordance with accounting principles generally accepted in the U.S. ("GAAP"), unless otherwise stated.

2 Excluding Ascender, ADAM HCM, and eloomi A/S.

3 Excluding float revenue, Ascender, ADAM HCM, and eloomi A/S revenue, and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of percentage change in revenue on a constant currency basis.

Business Highlights

In the first quarter, Dayforce:

•
Changed its legal name and brand from Ceridian HCM Holding Inc. to Dayforce, Inc., and changed its ticker symbol to "DAY" on the New York Stock Exchange and the Toronto Stock Exchange.
•
Acquired eloomi A/S, a learning experience platform software provider.
•
Received recognition as one of America's Most JUST Companies by JUST Capital and CNBC, and a Most Loved Workplace® by Newsweek.
•
Released its 2024 ESG Report, Impact through Innovation, which details the Company’s performance in each of the five pillars of the Company’s sustainability strategy: Our People, Governance and Trust, Tech for Good, the Environment, and Our Communities.
•
Appointed Beata Reimer as Head, Global Partner Ecosystem to drive partnership and growth for its strategic global alliances.
•
Hosted its Dayforce Summit in Los Angeles in February where customers learned how to harness the full potential of the boundless workforce. Dayforce announced that its next customer event, Dayforce Virtual Summit 2024, will occur on May 15 and 16, virtually.

Sales Highlights

•
A large Canadian grocer is expanding its existing Dayforce partnership with the addition of Dayforce Talent to support more than 100,000 employees.
•
A U.S. energy company with 17,000 employees has selected Dayforce for Payroll and Workforce Management.
•
Western Digital Technologies is expanding its existing partnership with Dayforce by adding Managed Payroll for 8,000 employees in the U.S.
•
A senior care network and technology platform with 5,000 employees across the U.S. selected Dayforce for the full suite of HCM technology.
•
One of the top ten largest dental support organization in the U.S. selected Dayforce as a strategic partner to support 5,000 employees.
•
A 4,000+ employee property management and senior living organization chose Dayforce to help with their compliance concerns in 30+ jurisdictions.
•
Carhartt has selected Dayforce as its global people platform for 3,500 employees across seven countries.

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Customer Highlights

•
A global manufacturing and retail organization with 65,000 employees across 56 countries extended its Dayforce use to include its Malaysian operations.
•
A global analytics professional services company with over 35,000 employees in 40 countries recently expanded its Dayforce use to 6,000 employees in the United Kingdom.
•
An international real estate developer and property manager launched Dayforce Managed Payroll, Managed Benefits, Time and Attendance, and Dayforce Industry Solutions to 22,000 employees in the U.S.
•
A California grocery chain with 18,000 employees across 170 locations recently went live with Dayforce Industry Solutions, Managed Payroll, Time and Attendance, and Advanced Scheduling.
•
Windstream Holdings went live with the full Dayforce suite for 9,500 employees across the U.S. and Canada.
•
Wood Ranch has gone live with the full Dayforce suite for 2,000 employees across 17 locations in California.
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heroal, a leading aluminum system specialist with 1,100 employees in Germany, recently completed the first phase of its Dayforce implementation.
•
Wikimedia Foundation has implemented Dayforce as its global people platform in 58 countries.
•
Britax Child Safety expanded its existing use of Dayforce to a total of four countries globally by launching the platform to employees in China and Hong Kong.
•
The Company had more than 1,960 customers signed onto Dayforce Wallet with over 1,200 customers live as of March 31, 2024. The average registration rate was above 65% across all eligible employees and the typical Dayforce Wallet user transacts on average 25 times per month throughout a calendar year.

Product Roadmap Highlights

In the first quarter, Dayforce continued to deliver innovations to help customers optimize their talent management processes, maintain compliance, drive productivity, and build great employee experiences.

•
Dayforce Co-Pilot, an artificial intelligence-enhanced teammate for the boundless workforce, empowers employees with quick, on-demand access to company frequently asked questions. This new feature also helps boost recruiter productivity by assisting with repetitive tasks, such as authoring job postings.
•
Dayforce Alumni Management helps organizations build and maintain strong relationships with past employees who could become boomerang talent or refer new candidates.
•
Dayforce Talent enhancements streamline the candidate and recruiting experiences with optimized candidate sourcing, advanced search, and more.
•
Dayforce Workforce Management enhancements drive efficiencies for large multi-location, multi-department organizations through centralized scheduling and multi-week calendar views for managers.
•
Open and extensible platform unlocks greater value for customers and helps them work more efficiently through integrated partner, software, and system integrator solutions – customers can access benefits, learning, and talent development all within Dayforce.
•
160+ global compliance updates help customers operate with confidence through enhanced year-end requirements, optimized reporting functionalities, expanded data import fields, and updated tax rates.

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Business Outlook

Based on information available as of May 1, 2024, Dayforce is issuing the following guidance for the second quarter and full year of 2024 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Guided Metrics	Second Quarter 2024	Full Year 2024
Total revenue	$414 million to $419 million, an increase of 13% to 15% on a GAAP and on a constant currency basis.	$1,730 million to $1,740 million, an increase of 14% to 15% on a GAAP and on a constant currency basis.
Dayforce recurring revenue, excluding float	$276 million to $279 million, an increase of 19% to 21%, or 20% to 21% on a constant currency basis.	$1,163 million to $1,168 million, an increase of 21%, on a GAAP and on a constant currency basis.
Float revenue	$47 million	$183 million
Adjusted EBITDA	$108 million to $113 million	$484 million to $499 million

Dayforce has not reconciled the Adjusted EBITDA ranges for the second quarter or full year of 2024 to the directly comparable GAAP financial measures because applicable information for the future period, on which these reconciliations would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

For the second quarter and full year of 2024, Dayforce's guidance assumes an average U.S dollar to Canadian dollar foreign exchange rate of $1.37 and $1.35, respectively, compared to an average rate of $1.34 and $1.35 for the second quarter and full year of 2023, respectively.

Conference Call Details

Dayforce will host a live webcast to discuss the first quarter 2024 earnings at 8:00 a.m. Eastern Time on May 1, 2024. The event can be accessed via direct registration link at https://dayforce.zoom.us/webinar/register/WN_C3LfNRr5QFqETV4IzhKspg#/registration or through the Investor Relations section of the Company's website at https://investors.dayforce.com. A recording of the event will be made available on the Investor Relations section of Dayforce's website following the call.

About Dayforce

Dayforce makes work life better. Everything it does as a global leader in HCM technology is focused on improving work for thousands of customers and millions of employees around the world. Its single, global people platform for HR, payroll, talent, workforce management, and benefits equips Dayforce customers to unlock their full workforce potential and operate with confidence. To learn how Dayforce helps create quantifiable value for organizations of all sizes and industries, visit dayforce.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Dayforce's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the second quarter and full fiscal year of 2024, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” "assume", “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Dayforce has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees

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of performance or results. These assumptions and Dayforce’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to maintain its high Cloud solutions growth rate, manage its domestic and international growth effectively, or execute on its growth strategy;
•
the impact of disruptions to the movement of funds to initiate payroll-related transactions on behalf of customers;
•
its failure to manage its aging technical operations infrastructure;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to comply with applicable privacy, data protection, information security, and financial services laws, regulations and standards;
•
its inability to successfully compete in the markets in which Dayforce operates and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
•
its failure to provide new or enhanced functionality and features, including those that may involve artificial intelligence or machine learning;
•
its inability to maintain necessary third-party relationships, and third-party software licenses, and identify errors in the software it licenses;
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its inability to offer and deliver high-quality technical support, implementation, and professional services;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock;
•
its ability to maintain effective internal control over financial reporting, and the effect of the existing material weakness in its internal control over financial reporting on its business, financial condition, and results of operations; or
•
the impact of adverse economic and market conditions on its business, operating results, or financial condition.

Although Dayforce has attempted to identify important risk factors, additional factors or events that could cause Dayforce’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Dayforce to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Dayforce’s assumptions prove incorrect, its actual financial condition, results of operations, future performance, and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Dayforce’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Dayforce will be able to maintain its relationships with its employees, customers, and partners; Dayforce will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Dayforce. Any forward-looking statement made by Dayforce in this press release speaks only as of the date on which it is made. Dayforce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Dayforce, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2024	2023
(In millions, except per share data)
Assets
Current assets:
Cash and equivalents	$392.5	$570.3
Restricted cash	0.8	0.8
Trade and other receivables, net	276.0	228.8
Prepaid expenses and other current assets	139.5	126.7
Total current assets before customer funds	808.8	926.6
Customer funds	6,746.6	5,028.6
Total current assets	7,555.4	5,955.2
Right of use lease assets, net	16.0	19.1
Property, plant, and equipment, net	215.3	210.1
Goodwill	2,386.0	2,293.9
Other intangible assets, net	286.5	230.2
Deferred sales commissions	197.2	192.1
Other assets	118.8	110.3
Total assets	$10,775.2	$9,010.9

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$5.6	$7.6
Current portion of long-term lease liabilities	6.4	7.0
Accounts payable	69.2	66.7
Deferred revenue	45.5	40.2
Employee compensation and benefits	64.3	92.9
Other accrued expenses	41.6	30.4
Total current liabilities before customer funds obligations	232.6	244.8
Customer funds obligations	6,816.4	5,090.1
Total current liabilities	7,049.0	5,334.9
Long-term debt, less current portion	1,211.5	1,210.1
Employee benefit plans	26.8	27.7
Long-term lease liabilities, less current portion	15.9	18.9
Other liabilities	39.2	21.1
Total liabilities	8,342.4	6,612.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500.0 shares authorized, 157.9 and 156.3 shares issued and outstanding, respectively	1.6	1.6
Additional paid in capital	3,204.4	3,151.1
Accumulated deficit	(310.7)	(317.8)
Accumulated other comprehensive loss	(462.5)	(436.7)
Total stockholders’ equity	2,432.8	2,398.2
Total liabilities and stockholders' equity	$10,775.2	$9,010.9

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Dayforce, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2024	2023
(In millions, except per share data)
Revenue:
Recurring	$382.7	$317.9
Professional services and other	48.8	52.7
Total revenue	431.5	370.6
Cost of revenue:
Recurring	88.4	80.1
Professional services and other	66.1	63.9
Product development and management	53.1	51.0
Depreciation and amortization	18.5	15.3
Total cost of revenue	226.1	210.3
Gross profit	205.4	160.3
Selling and marketing	79.0	54.2
General and administrative	85.7	67.7
Operating profit	40.7	38.4
Interest expense, net	13.3	9.2
Other expense, net	9.0	0.8
Income before income taxes	18.4	28.4
Income tax expense	11.3	18.5
Net income	$7.1	$9.9
Net income per share:
Basic	$0.05	$0.06
Diluted	$0.04	$0.06
Weighted average shares outstanding:
Basic	156.9	154.2
Diluted	159.9	157.7

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Dayforce, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2024	2023
(In millions)
Cash flows from operating activities
Net income	$7.1	$9.9
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit) expense	(11.8)	6.1
Depreciation and amortization	48.8	22.1
Amortization of debt issuance costs and debt discount	1.1	1.1
Loss on debt extinguishment	4.3	—
Provision for doubtful accounts	0.8	2.4
Net periodic pension and postretirement cost	2.6	0.4
Share-based compensation expense	38.0	40.2
Change in fair value of contingent consideration	—	3.5
Other	—	0.5
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade and other receivables	(48.1)	(26.9)
Prepaid expenses and other current assets	(13.1)	(20.6)
Deferred sales commissions	(6.3)	(4.8)
Accounts payable and other accrued expenses	(1.8)	4.2
Deferred revenue	(2.3)	6.0
Employee compensation and benefits	(27.8)	(40.1)
Accrued taxes	17.8	8.3
Other assets and liabilities	(0.2)	(1.0)
Net cash provided by operating activities	9.1	11.3

Cash flows from investing activities
Purchases of customer funds marketable securities	(139.6)	(72.5)
Proceeds from sale and maturity of customer funds marketable securities	49.6	100.5
Purchases of marketable securities	(0.5)	—
Proceeds from sale and maturity of marketable securities	1.0	—
Expenditures for property, plant, and equipment	(3.5)	(6.5)
Expenditures for software and technology	(24.4)	(21.9)
Acquisition costs, net of cash acquired	(173.3)	—
Other	—	(1.0)
Net cash used in investing activities	(290.7)	(1.4)

Cash flows from financing activities
Increase in customer funds obligations, net	1,763.5	2,174.4
Proceeds from issuance of common stock under share-based compensation plans	15.3	14.8
Proceeds from debt issuance	650.0	(2.1)
Repayment of long-term debt obligations	(644.5)	—
Payment of debt refinancing costs	(11.4)	—
Net cash provided by financing activities	1,772.9	2,187.1

Effect of exchange rate changes on cash, restricted cash, and equivalents	(13.5)	(6.8)
Net increase in cash, restricted cash, and equivalents	1,477.8	2,190.2
Cash, restricted cash, and equivalents at beginning of period	3,421.4	3,151.2
Cash, restricted cash, and equivalents at end of period	$4,899.2	$5,341.4

Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$392.5	$428.6
Restricted cash	0.8	0.8
Restricted cash and equivalents included in customer funds	4,505.9	4,912.0
Total cash, restricted cash, and equivalents	$4,899.2	$5,341.4

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Dayforce, Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended March 31,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2024	2023	2024 vs. 2023		2024 vs. 2023
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$282.4	$229.6	23.0%	(—)%	23.0%
Dayforce float	54.8	41.6	31.7%	(—)%	31.7%
Total Dayforce recurring	337.2	271.2	24.3%	(—)%	24.3%
Powerpay recurring, excluding float	20.5	19.5	5.1%	0.5%	4.6%
Powerpay float	5.5	4.6	19.6%	(—)%	19.6%
Total Powerpay recurring	26.0	24.1	7.9%	0.4%	7.5%
Total Cloud recurring	363.2	295.3	23.0%	0.1%	22.9%
Other recurring (b)	19.5	22.6	(13.7)%	(2.2)%	(11.5)%
Total recurring revenue	382.7	317.9	20.4%	(0.1)%	20.5%
Professional services and other (c)	48.8	52.7	(7.4)%	(—)%	(7.4)%
Total revenue	$431.5	$370.6	16.4%	(0.1)%	16.5%
a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Float attributable to Other recurring was $0.4 million and $0.7 million for the three months ended March 31, 2024, and 2023, respectively.
c)
For the three months ended March 31, 2024, Professional services and other consisted of $46.2 million, $2.5 million, and $0.1 million associated with Dayforce, Other, and Powerpay, respectively. For the three months ended March 31, 2023, Professional services and other consisted of $49.4 million and $3.3 million associated with Dayforce and Other, respectively.

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Dayforce, Inc.

Share-Based Compensation Expense and Related Employer Taxes

(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in millions)
Cost of revenue - Cloud	$3.6	$4.0
Cost of revenue - Other	0.5	0.3
Professional services and other	3.8	4.4
Product development and management	8.0	8.1
Sales and marketing	8.5	5.2
General and administrative	13.6	18.2
Total	$38.0	$40.2

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Dayforce, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile Dayforce's reported results to its non-GAAP financial measures:

	Three Months Ended March 31, 2024
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$76.3	79.0%	$3.6	$—	$—	$72.7	80.0%

Operating profit	$40.7	9.4%	$38.0	$28.4	$2.0	$109.1	25.3%

Net income	$7.1	1.6%	$38.0	$28.4	$(5.5)	$68.0	15.8%
Interest expense, net	13.3		—	—	—	13.3
Income tax expense (c)	11.3		—	—	(16.9)	28.2
Depreciation and amortization	48.8		—	28.4	—	20.4
EBITDA	$80.5		$38.0	$—	$11.4	$129.9	30.1%

Net income per share - diluted (d)	$0.04		$0.24	$0.18	$(0.03)	$0.43

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $6.2 million of foreign exchange loss, $3.2 million of costs associated with the planned termination of its frozen U.S. pension plan, and $2.0 million of restructuring consulting fees, along with a $16.9 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 159.9 million weighted average shares of common stock.

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	Three Months Ended March 31, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$66.9	77.3%	$4.0	$—	$—	$62.9	78.7%

Operating profit	$38.4	10.4%	$40.2	$5.5	$4.4	$88.5	23.9%

Net income	$9.9	2.7%	$40.2	$5.5	$(6.3)	$49.3	13.3%
Interest expense, net	9.2		—	—	—	9.2
Income tax expense (c)	18.5		—	—	(11.8)	30.3
Depreciation and amortization	22.1		—	5.5	—	16.6
EBITDA	$59.7		$40.2	$—	$5.5	$105.4	28.4%

Net income per share - diluted (d)	$0.06		$0.25	$0.03	$(0.04)	$0.31

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income (loss) are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $3.5 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $1.1 million of foreign exchange loss, $0.8 million of restructuring consulting fees, and $0.1 million related to the abandonment of certain leased facilities, along with a $11.8 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 157.7 million weighted average shares of common stock.

12 | Q1 2024 Earnings Release

Non-GAAP Financial Measures

Dayforce uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net income
Adjusted EBITDA	Net income
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit
Adjusted operating profit margin	Operating profit margin
Adjusted net income	Net income
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net income per share
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis	Percentage change in revenue, including total revenue and revenue by solution
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Dayforce believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Dayforce's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of its management incentive plan and Adjusted Cloud recurring gross margin and Adjusted operating profit are components of certain performance based equity awards for its named executive officers. These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Dayforce's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in its industry. Dayforce's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Please refer to Dayforce’s full financial results, including further discussion of non-GAAP financial measures, on the Investor Relations portion of its website at investors.dayforce.com.

Dayforce defines its non-GAAP financial measures as follows:

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EBITDA is defined as net income before interest, taxes, depreciation, and amortization, and Adjusted EBITDA is EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
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Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
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Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.
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Adjusted operating profit is defined as operating profit, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
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Adjusted net income is defined as net income, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items, all of which are adjusted for the effect of income taxes.
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Adjusted net profit margin is determined by calculating the percentage Adjusted net income is of total revenue.
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Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments.

13 | Q1 2024 Earnings Release

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Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, the Company starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue and Ascender, ADAM HCM, and eloomi A/S revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender, ADAM HCM, and eloomi A/S. The Company has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Dayforce, Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@dayforce.com

Public Relations

1-647-417-2117

teri.murphy@dayforce.com

14 | Q1 2024 Earnings Release